                                          Exhibit 99.1 - Joint Filer Information

Designated Filer: Chesapeake Energy Corporation
Issuer & Ticker Symbol: Bronco Drilling, Inc. (BRNC)
Date of Event Requiring Statement: April 14, 2011

Joint Filers:
1. Name: Chesapeake Operating, Inc.
Address: 6100 North Western Avenue
Oklahoma City, OK 73118

2. Name: Nomac Drilling, L.L.C.
Address: 6100 North Western Avenue
Oklahoma City, OK 73118

3. Name: Nomac Acquisition, Inc.
Address: 6100 North Western Avenue
Oklahoma City, OK 73118